AMENDMENT NO. 2
                TO THE ORION HEALTHCORP, INC. 2004 INCENTIVE PLAN
                                  (THE "PLAN")


        1. The first sentence of Section 4(a) of the Plan is hereby deleted and the following is substituted therefore:

                        "A maximum of 13,450,582 shares of Stock may be delivered in satisfaction of Awards under the Plan.."

        2. The second sentence of Section 4(c) of the Plan is hereby deleted and the following is substituted therefore:

                        "The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 3,000,000 shares, and, to the extent paid in cash, $1,000,000."


        3. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

        4. This Amendment No. 1 to the Plan shall be effective as of December 1, 2006.